Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the historical financial conditions and results of operations of Orrstown Financial Services, Inc., (“Orrstown”) and Hamilton Bancorp, Inc., (“Hamilton”) and have been prepared to illustrate the effects of the merger under the acquisition method of accounting.

The unaudited pro forma combined consolidated balance sheet at March 31, 2019 is presented as if the Orrstown and Hamilton merger had occurred on March 31, 2019. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2018, and for the three month period ended March 31, 2019, are presented as if the Hamilton merger had occurred on January 1, 2018. The historical consolidated financial information has been adjusted to reflect factually supportable items directly attributable to the Hamilton merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, and, as such, Orrstown’s one-time merger costs for the Hamilton merger are not included. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2018 and for the three month period ended March 31, 2019, also reflect adjustments made to Hamilton’s income statements to conform them from Hamilton’s March 31 fiscal year end to Orrstown’s December 31 fiscal year end. Such adjustments were made using income statement information from Hamilton’s audited consolidated financial statements at and for the year ended March 31, 2018, included in Hamilton’s Annual Report on Form 10-K for the year ended March 31, 2018, Hamilton’s unaudited consolidated financial statements included in Hamilton’s Quarterly Reports on Form 10-Q, and Hamilton’s audited consolidated financial statements for the year ended March 31, 2019. In addition, the unaudited pro forma combined consolidated statements of income for the year ended December 31, 2018, include the effect of Orrstown’s acquisition of Mercersburg Financial Corporation (“Mercersburg”), which was completed on October 1, 2018, and the effect of Orrstown’s subordinated debt issuance, which was completed on December 19, 2018, as if they had occurred on January 1, 2018.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•

Orrstown’s audited consolidated financial statements and accompanying notes at and for the year ended December 31, 2018, included in Orrstown’s Annual Report on Form 10-K for the year ended December 31, 2018;

•

Orrstown’s unaudited consolidated financial statements and accompanying notes at and for the three months ended March 31, 2019, included in Orrstown’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019;

•

Hamilton’s audited consolidated financial statements and accompanying notes at and for the year ended March 31, 2018, included in Hamilton’s Annual Report on Form 10-K for the year ended March 31, 2018, which is incorporated by reference into this Form 8-K/A; and

•	Hamilton’s audited consolidated financial statements and accompanying notes at and for the year ended March 31, 2019, which are included in this Form 8-K/A.

Unaudited Pro Forma Combined

Consolidated Balance Sheet

March 31, 2019

(in thousands)

	Orrstown (as reported)	Hamilton	Pro Forma Adjustments		Orrstown Pro Forma
Assets
Cash and due from banks	$22,387	$29,561	$(21,274	)(a)(c)	$30,674
Interest-bearing deposits with banks	54,830	499			55,329
Federal funds sold	—	8,783			8,783

Cash and cash equivalents	77,217	38,843			94,786

Restricted investments in bank stocks	10,292	2,658			12,950
Securities available for sale	490,221	62,517			552,738
Loans held for sale	4,787	—			4,787
Loans	1,265,539	365,419	(15,883	)(d)(m)	1,615,075
Less: Allowance for loan losses	(14,283)	(3,088)	3,088	(e)	(14,283)

Net loans	1,251,256	362,331			1,600,792

Premises and equipment, net	38,107	3,677	157	(f)(m)	41,941
Cash surrender value of life insurance	41,578	17,911			59,489
Accrued interest receivable	6,340	1,458	(66	)(g)	7,732
Goodwill	12,592	8,564	(4,798	)(h)(m)	16,358
Other intangibles	3,702	487	4,063	(i)(m)	8,252
Other assets	37,191	2,105	5,683	(j)	44,979

Total assets	$1,973,283	$500,551			$2,444,804

Liabilities
Deposits:
Noninterest-bearing	$214,308	$26,585			$240,893
Interest-bearing	1,406,388	360,219	106	(k)(m)	1,766,713

Total deposits	1,620,696	386,804			2,007,606

Borrowings	144,745	51,050	343	(l)	196,138
Accrued interest and other liabilities	28,675	5,477			34,152

Total liabilities	1,794,116	443,331			2,237,896

Stockholders’ Equity
Preferred stock	—	—			—
Common stock	494	34	62	(b)(n)	590
Additional paid-in capital	151,702	32,542	1,603	(b)(n)	185,847
Retained earnings	26,161	27,206	(33,706	)(c)(n)	19,661
Unearned ESOP shares	—	(1,925)	1,925	(n)	—
Accumulated other comprehensive income (loss)	810	(637)	637	(n)	810

Total stockholders’ equity	179,167	57,220			206,908

Total liabilities and stockholders’ equity	$1,973,283	$500,551			$2,444,804

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information. See Note 4 for explanation and descriptions of pro forma adjustments.

Unaudited Pro Forma Combined

Consolidated Statement of Income

For the year ended December 31, 2018

(in thousands)

	Orrstown (as reported)	Mercersburg (January 1, 2018 to September 30, 2018)	Pro Forma Adjustments		Orrstown / Mercersburg Pro Forma	Subordinated Debt Issuance (v)	Orrstown / Mercersburg with Subordinated Debt Pro Forma	Hamilton as reported (1)	Pro Forma Adjustments		Orrstown Pro Forma
Interest and dividend income
Interest and fees on loans	$49,802	$5,309	$862	(o)	$55,973		$55,973	$17,270	$1,550	(o)	$74,793
Interest and dividends on investment securities
Taxable	10,858	22			10,880		10,880	1,344	98	(p)	12,322
Tax-exempt	3,850	161	32	(p)	4,043		4,043	376	33	(p)	4,452
Short-term investments and Federal funds sold	327	93			420		420	372			792

Total interest and dividend income	64,837	5,585			71,316		71,316	19,362			92,359

Interest expense
Interest on deposits	10,185	611	33	(q)	10,829		10,829	3,608	105	(q)	14,542
Interest on borrowings	3,282	—			3,282	1,915	5,197	1,107	499	(r)	6,803

Total interest expense	13,467	611			14,111		16,026	4,715			21,345

Net interest income	51,370	4,974			57,205		55,290	14,647			71,014
Provision for loan losses	800	84			884		884	1,333			2,217

Net interest income after provision for loan losses	50,570	4,890			56,321		54,406	13,314			68,797

Noninterest income
Service charges on deposit accounts	6,054	95			6,149		6,149	477			6,626
Other service charges, commissions and fees	1,737	323			2,060		2,060	—			2,060
Trust and investment management income	6,576	—			6,576		6,576	—			6,576
Brokerage income	2,035	—			2,035		2,035	—			2,035
Mortgage banking activities	2,663	95			2,758		2,758	—			2,758
Income from life insurance	1,463	169			1,632		1,632	1,293			2,925
Other income	320	37			357		357	69			426
Investment securities gains (losses)	1,006	—			1,006		1,006	—			1,006

Total noninterest income	21,854	719			22,573		22,573	1,839			24,412

Unaudited Pro Forma Combined

Consolidated Statement of Income

For the year ended December 31, 2018

(in thousands)

	Orrstown (as reported)	Mercersburg	Pro Forma Adjustments		Orrstown / Mercersburg Pro Forma	Subordinated Debt Issuance (v)	Orrstown / Mercersburg with Subordinated Debt Pro Forma	Hamilton as reported (1)	Pro Forma Adjustments		Orrstown Pro Forma
Noninterest expenses
Salaries and employee benefits	32,524	3,207	(31	)(s)	35,700		35,700	7,506			43,206
Occupancy	3,084	322			3,406		3,406	1,055			4,461
Furniture and equipment	4,079	306			4,385		4,385	354			4,739
Data processing	2,674	280			2,954		2,954	798			3,752
Telephone and communication	753	—			753		753	—			753
Automated teller and interchange fees	806	—			806		806	—			806
Advertising and bank promotions	1,592	—			1,592		1,592	76			1,668
FDIC insurance	681	77			758		758	373			1,131
Legal fees	413	39			452		452	255			707
Other professional services	1,434	125			1,559		1,559	538			2,097
Directors’ compensation	984	170			1,154		1,154	—			1,154
Real estate owned	97	17			114		114	14			128
Taxes other than income	1,012	190			1,202		1,202	—			1,202
Intangible asset amortization	286	—	732	(t)	1,018		1,018	—	735	(t)	1,753
Merger related	3,197	—			3,197		3,197	559			3,756
Other operating expenses	4,363	549			4,912		4,912	1,743			6,655

Total noninterest expenses	57,979	5,282			63,962		63,962	13,271			77,968

Income before income tax expense	14,445	327			14,932		13,017	1,882			15,241
Income tax expense	1,640	31	35	(u)	1,706	(400)	1,306	5,388	76	(u)	6,770

Net income	$12,805	$296			$13,226		$11,711	$(3,506)			$8,471

(1)	Hamilton Bancorp information has been reclassed to conform to a calendar year presentation.

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information. See Note 4 for explanation and descriptions of pro forma adjustments.

Unaudited Pro Forma Combined

Consolidated Statement of Income

For the three months ended March 31, 2019

(in thousands)

	Orrstown (as reported)	Hamilton	Pro Forma Adjustments		Orrstown Pro Forma
Interest and dividend income
Interest and fees on loans	$15,059	$4,239	$387	(o)	$19,685
Interest and dividends on investment securities
Taxable	3,492	283	25	(p)	3,800
Tax-exempt	842	62	8	(p)	912
Short-term investments and Federal funds sold	173	175			348

Total interest and dividend income	19,566	4,759			24,745

Interest expense
Interest on deposits	3,694	1,120	26	(q)	4,840
Interest on borrowings	1,183	323	125	(r)	1,631

Total interest expense	4,877	1,443			6,471

Net interest income	14,689	3,316			18,274
Provision for loan losses	400	383			783

Net interest income after provision for loan losses	14,289	2,933			17,491

Noninterest income
Service charges on deposit accounts	1,489	116			1,605
Other service charges, commissions and fees	241	—			241
Trust and investment management income	1,758	—			1,758
Brokerage income	478	—			478
Mortgage banking activities	468	—			468
Income from life insurance	342	111			453
Other income	112	32			144
Investment securities gains	339	—			339

Total noninterest income	5,227	259			5,486

Noninterest expenses
Salaries and employee benefits	8,677	1,692			10,369
Occupancy	1,001	268			1,269
Furniture and equipment	1,023	82			1,105
Data processing	770	214			984
Telephone and communication	212	—			212
Automated teller and interchange fees	236	—			236
Advertising and bank promotions	521	28			549
FDIC insurance	185	56			241
Legal fees	53	56			109
Other professional services	504	116			620
Directors’ compensation	236	—			236
Real estate owned	2	107			109
Taxes other than income	306	—			306
Intangible asset amortization	208	—	183	(t)	391
Merger related	645	254			899
Other operating expenses	1,603	418			2,021

Total noninterest expenses	16,182	3,291			19,656

Income (loss) before income tax expense	3,334	(99)			3,321
Income tax expense	232	34	19	(u)	285

Net income (loss)	$3,102	$(133)			$3,036

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information. See Note 4 for explanation and descriptions of pro forma adjustments.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, except per share data, unless otherwise indicated)

Note 1 — Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet at March 31, 2019, and the unaudited pro forma combined statements of income for the year ended December 31, 2018 and for the three months ended March 31, 2019, are based on the historical financial statements of Orrstown and Hamilton after giving effect to the completion of the mergers and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the mergers, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the three companies.

In addition, the unaudited pro forma combined consolidated statements of income for the year ended December 31, 2018, include the effect of Orrstown’s acquisition of Mercersburg Financial Corporation (“Mercersburg”), which was completed on October 1, 2018, and the effect of Orrstown’s subordinated debt issuance, which was completed on December 19, 2018, as if they had occurred on January 1, 2018. The proceeds of the issuance were used for general corporate purposes, including payment of the cash consideration for the Hamilton acquisition.

The Hamilton transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Subsequent to the completion of the merger, Orrstown and Hamilton will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2 — Preliminary Estimated Acquisition Consideration

Under the terms of the Hamilton merger agreement, Hamilton Shareholders received 0.54 shares of Orrstown common stock and $4.10 in cash.

Based on the number of Hamilton Bancorp common stock shares outstanding at March 31, 2019, the preliminary estimated acquisition consideration is as follows.

(dollars are in thousands, except per share data)
Number of shares of Hamilton Bancorp common stock outstanding at March 31, 2019	3,410,983
Per share exchange ratio	0.54

Number of shares of Orrstown Financial Services common stock — as exchanged	1,841,931
Multiplied by Orrstown Financial Services common stock price per share on March 31, 2019	$18.59

Estimated fair value of Orrstown Financial Services common stock issued	$34,241

Total Hamilton Bancorp common shares	3,410,983
Multiplied by the cash consideration each Hamilton Bancorp share is entitled to receive	$4.10

Total cash consideration	$13,985

Total stock consideration	$34,241
Total cash consideration	13,985

Preliminary estimated total consideration to be paid to Hamilton Bancorp common stockholders	$48,226
Estimated value of Hamilton Bancorp stock options to be redeemed in cash	789

Total preliminary estimated acquisition consideration for Hamilton Bancorp	$49,015

Note 3 — Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Hamilton based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed for the acquisition, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration with regard to Hamilton is preliminary because, although the merger was completed May 1, 2019, the merger purchase accounting has not yet been finalized. The preliminary allocation is based on estimates, assumptions, valuations, and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation adjustments will remain preliminary until Orrstown management determines the final acquisition consideration and the fair values of the assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the Hamilton merger and will be based on the value of the Orrstown common stock at the closing of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ from the amounts presented in the unaudited pro forma combined consolidated financial statements.

The total preliminary estimated acquisition consideration as shown in the table above is allocated to Hamilton’s tangible and intangible assets and liabilities at March 31, 2019 based on the following preliminary estimated fair values.

Cash and cash equivalents	$38,843
Restricted investments in bank stocks	2,658
Securities available for sale	62,517
Loans	349,536
OREO (foreclosed assets)	297
Premises and equipment, net	3,834
Cash surrender value of life insurance	17,911
Accrued interest receivable	1,392
Goodwill	3,766
Other intangibles	4,550
Deferred income tax asset, net	5,404
Other assets	2,087
Deposits	(386,910)
Borrowings	(51,393)
Accrued interest payable and other liabilities	(5,477)

Total preliminary estimated acquisition consideration	$49,015

Approximately $4,550 for Hamilton has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is allocated to core deposit intangibles.

Goodwill. Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the experience and expertise of personnel, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 — Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position of Orrstown would have been had the merger been completed at the date indicated. Such information includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers.

The following unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments that Orrstown, as the acquirer, will acquire from Hamilton. The Hamilton pro forma adjustments presented below are preliminary fair value estimates prepared by Orrstown for the acquisition of Hamilton.

Balance Sheet — the explanations and descriptions below are referenced to the March 31, 2019, Unaudited Pro Forma Combined Consolidated Balance Sheet.

		Hamilton Bancorp
Pro Forma Adjusting entries (Balance Sheet):		Debit	Credit
a	Cash		$14,774
b	Common stock		96
b	Additional paid-in capital		34,145
c	Cash		6,500
c	Retained earnings	$6,500
d	Loans		14,458
e	Allowance for loan losses	3,088
f	Premises and equipment, net		434
g	Accrued interest receivable		66
h	Preliminary goodwill assessment	3,766
i	Other intangibles — core deposit intangible (“CDI”)	4,550
j	Other assets — deferred tax asset	5,404
j	Other assets — prepaid taxes	279
k	Interest-bearing deposits		261
l	Borrowings		343
m	Loans		1,425
m	Premises and equipment, net	591
m	Goodwill		8,564
m	CDI		487
m	Interest-bearing deposits	155
n	Common stock	34
n	Additional paid in capital	32,542
n	Retained earnings	27,206
n	Unearned employee stock ownership plan shares		1,925
n	Accumulated other comprehensive income (loss)		637

a	Payment of the cash consideration component of total merger consideration to shareholders, including Hamilton stock options redeemed in cash.
b

Orrstown common shares issued to Hamilton shareholders representing the stock consideration component of the total merger consideration. For the purpose of this pro forma presentation, the value of a share of Orrstown common stock was assumed to equal its closing price on March 29, 2019, the last trading day before the pro forma date, as reported by NASDAQ ($18.59 per share).

c	Estimated one-time merger expenses to be paid in conjunction with the merger, net of the related tax benefit and the net effect on retained earnings.
d	Adjustment to loans held for investment to reflect the preliminary estimated fair value.
e	Adjustment to allowance for loan losses to reflect the reversal of Hamilton’s allowance for loan losses.
f	Adjustment to branch property and equipment to reflect the preliminary estimated fair value.
g	Adjustment to accrued interest receivable to reflect the preliminary estimated fair value.
h	Adjustment to reflect the preliminary estimated goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired.
i	Adjustment to reflect the preliminary estimate of the core deposit intangible.
j

Adjustment to reflect the Alternative Minimum tax credit (prepaid tax) and net deferred tax asset generated by the net fair value adjustments and existing pre-merger timing differences using an assumed effective tax rate of 22.3%.

k	Adjustment to time deposits to reflect preliminary estimated fair value.
l	Adjustment to borrowings to reflect preliminary estimated fair value.
m

Adjustments to reflect the reversal of existing fair value adjustments to loans; premises and equipment, net; goodwill; CDI; interest-bearing deposits; and the related net deferred tax assets at Hamilton from previous acquisitions.

n	Reflects the reversal of Hamilton’s shareholders’ equity.

Income Statements — the explanations and descriptions below are referenced to the Unaudited Pro Forma Combined Consolidated Statements of Income for the year ended December 31, 2018 and for the three months ended March 31, 2019.

Income Statements — Pro Forma Adjustments

		Year Ended December 31, 2018
Pro Forma Adjusting entries (Income Statements) (dollars are in thousands)		Mercersburg	Hamilton Bancorp
o	Remove existing loan interest accretion of fair value adjustment	$	$(184)
o	Preliminary estimate of loan interest accretion of fair value adjustment at acquisition date	862	1,734
p	Preliminary estimate of investment securities accretion of fair value adjustment at acquisition date	32	131
q	Remove existing time deposit amortization of fair value adjustment		256
q	Preliminary estimate of time deposits amortization of fair value adjustment at acquisition date	33	(151)
r	Remove existing amortization of FHLB borrowings of fair value adjustment		499
s	Preliminary estimate of deferred compensation liability amortization of fair value adjustment at acquisition date	(31)
t	Remove amortization of existing CDI		(126)
t	Preliminary estimate of amortization of new CDI	732	861
u	Income tax expense of pro-forma adjustments	35	76

		Three Months Ended March 31, 2019
Pro Forma Adjusting entries (Income Statements) (dollars are in thousands)			Hamilton Bancorp
o	Remove existing loan interest accretion of fair value adjustment		$(46)
o	Preliminary estimate of loan interest accretion of fair value adjustment at acquisition date		433
p	Preliminary estimate of investment securities accretion of fair value adjustment at acquisition date		33
q	Remove existing time deposit amortization of fair value adjustment		64
q	Preliminary estimate of time deposits amortization of fair value adjustment at acquisition date		(38)
r	Remove existing amortization of FHLB borrowings of fair value adjustment		125
s	Preliminary estimate of deferred compensation liability amortization of fair value adjustment at acquisition date
t	Remove amortization of existing CDI		(32)
t	Preliminary estimate of amortization of new CDI		215
u	Income tax expense of pro-forma adjustments		19

o

Represents the reversal of existing interest accretion recorded by Hamilton for loans acquired in prior acquisitions and the estimate of interest income accretion related to the preliminary estimate of the fair value adjustment of the loans acquired pursuant to the Orrstown acquisitions.

p	Represents the estimate of investment securities amortization related to preliminary estimates of the fair value adjustments on investment securities pursuant to the Orrstown acquisitions.

q

Represents the reversal of existing time deposits amortization recorded by Hamilton for time deposits assumed in prior acquisitions and the estimate of time deposit amortization related to preliminary estimates of the fair value adjustments on the time deposits pursuant to the Orrstown acquisitions.

r	Represents the reversal of existing FHLB borrowings amortization recorded by Hamilton for borrowings assumed in prior acquisitions.
s	Represents the estimate of deferred compensation amortization related to preliminary estimates of the fair value adjustments on liabilities pursuant to the Orrstown acquisitions.
t

Represents the reversal of existing CDI amortization recorded by Hamilton for deposits assumed in prior acquisitions and estimates of CDI amortization related to preliminary estimates of the fair value adjustments on the deposits acquired pursuant to the Orrstown acquisition.

u	Adjustment to reflect the income tax provision of the pro forma adjustments using 21% for the Mercersburg acquisition and 22.3% for the Hamilton acquisition.
v	Adjustment to reflect interest expense on $32,500,000 aggregate principal amount of 6% subordinated notes due 2028, including amortization of loan costs, net of income tax provision at 21%.

Note 5 — Earnings per Common Share

Unaudited pro forma earnings per common share for the year ended December 31, 2018, have been calculated using Orrstown’s historic weighted average common shares outstanding plus the incremental effect of common shares issued to Mercersburg’s shareholders and common shares issued to Hamilton’s shareholders.

Unaudited pro forma earnings per common share for the three months ended March 31, 2019, have been calculated using Orrstown’s historic weighted average common shares outstanding plus the common shares issued to Hamilton’s shareholders.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the year ended December 31, 2018 and for the three months ended March 31, 2019.

	Three Months Ended March 31, 2019		Year Ended December 31, 2018
	Basic	Diluted	Basic	Diluted
Pro forma net income available to common shareholders	$3,036	$3,036	$8,471	$8,471

Weighted average common shares outstanding
Orrstown	9,160	9,326	8,359	8,537
Incremental effect of common shares issued to Mercersburg shareholders in 2018	—	—	788	788
Common shares issued to Hamilton shareholders	1,842	1,842	1,842	1,842

Pro forma weighted average common shares outstanding	11,002	11,168	10,989	11,167

Pro forma net income per common share	$0.28	$0.27	$0.77	$0.76